Exhibit 10.27
GUARANTY
(“CONTRATO DE FIANÇA”)
Borlem Alumínio S.A., a corporation duly organized and existing under the laws of Brazil, with head office at Avenida Alexandre Gusmão, No. 834, Parque Capuava, in the City of Santo André, State of São Paulo, Brazil, enrolled with National Registry of Public Entities (CNPJ) under No. 02.234.234/0001-29 (“Guarantor”) herein duly represented by its undersigned legal representative.
WHEREAS:
I.	Pursuant to the Indenture, dated as of May 30, 2007 (as amended, modified or supplemented from time to time, the “Indenture”) between Hayes Lemmerz Finance LLC — Luxembourg S.C.A., (the “Issuer”) and U.S. Bank, National Association, as Trustee (in such capacity, the “Trustee”), the Issuer has issued its 8.25% Senior Notes due 2015 in the aggregate principal amount of €130,000,000 (the “Notes”);
II.	As a member of the same economic group as the Issuer, the Guarantor shall receive substantial direct and indirect economic and non-economic benefits from the issuance of the Notes by the Issuer pursuant to the Indenture and it is in the corporate interest of the Guarantor party hereto to make this Guaranty;
III.	The Guarantor has agreed to execute and deliver this Guaranty (“Contrato de Fiança”) in order to guarantee the payment and performance of the obligations of the Issuer under the Notes and the Indenture.
NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees as follows:
     Defined Terms.
     Capitalized terms used and not otherwise defined in this Guaranty are used herein with the same meanings ascribed to such terms in the Indenture. All terms defined in this Guaranty shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto.
     Any reference in this Guaranty to “continuing” in relation to an Event of Default shall be construed as meaning that the relevant Event of Default has not been remedied (if capable of remedy), cured (if capable of cure), waived (in which case such waiver shall be in writing) or otherwise terminated.

     1. Guaranty. The Guarantor irrevocably and unconditionally guarantees, as primary obligor (principal pagador) and not merely as surety, waiving any benefit of order, the due and punctual payment in full of all Guaranteed Obligations (as hereinafter defined) when the same shall become due, whether at stated maturity, by acceleration, demand or otherwise. The term “Guaranteed Obligations” is used herein in its most comprehensive sense and includes any and all obligations of every nature of the Issuer from time to time owed under the Indenture or the Notes, whether for principal, interest, reimbursement of amounts drawn under fees, expenses, indemnification or otherwise, and all other obligations of the Issuer under such document, whether absolute or contingent, liquidated or unliquidated, and however arising under or in connection with the Indenture, the Notes or this Guaranty.
     In the event that any portion of the Guaranteed Obligations is paid by the Issuer, the obligations of the Guarantor hereunder shall continue and remain in full force and effect until the full payment of all Guaranteed Obligations.
     Subject to the other provisions of this Section 1, upon the failure of the Issuer to pay any of the Guaranteed Obligations when and as the same shall become due, the Guarantor will upon demand pay, or cause to be paid, in cash, to the Trustee for the benefit of the holder of the Notes, an amount equal to the aggregate of the unpaid Guaranteed Obligations.
     2. Guaranty Absolute; Continuing Guaranty. Except as otherwise provided in the Indenture with respect to the release of guaranties, the obligations of the Guarantor hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guaranty or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, the Guarantor agrees that: (a) this Guaranty is a guaranty of payment when due and not of collectibility; (b) the obligations of the Guarantor hereunder are independent of the obligations of the Issuer under the Indenture and the Notes and the obligations of any other guarantor and a separate action or actions may be brought and prosecuted against each guarantor whether or not any action is brought against the Issuer or any of such other guarantors and whether or not the Issuer is joined in any such action or actions; and (c) a payment of a portion, but not all, of the Guaranteed Obligations by the Guarantor or the Issuer or any third party shall in no way limit, affect, modify or abridge the liability of the Guarantor for any portion of the Guaranteed Obligations that has not been paid. This Guaranty is a continuing guaranty and shall be binding upon the Guarantor and its successors and assigns except as otherwise provided in the Indenture.
     3. Actions by the Guaranteed Parties. The Trustee and the holders of the Notes (collectively, the “Guaranteed Parties”) may from time to time, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of the Guarantor’s liability hereunder, in accordance with the terms and conditions of the Indenture and the Notes, (a)  accelerate the Guaranteed Obligations, (b) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (c) request and accept other guaranties of the Guaranteed Obligations, (d) release, exchange, compromise, subordinate or modify, with or without consideration, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person with respect to the Guaranteed Obligations, and (e)  exercise any other rights available to the Guaranteed Parties under the Indenture or the Notes.
     4. No Discharge. This Guaranty and the obligations of the Guarantor hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Guaranteed Obligations), including without limitation the occurrence of any of the following, whether or not the Guarantor shall have had notice or knowledge of any of them: (a) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of the Guaranteed Obligations, (b) any waiver or modification of, or any consent to departure from, any of the terms or provisions of the Indenture or the Notes or any agreement or instrument executed pursuant thereto, or of any other guaranty of the Guaranteed Obligations, (c) the application of payments received from any source to the payment of indebtedness other than the Guaranteed Obligations, even though the Guaranteed Parties might have elected to apply such payment to any part of the Guaranteed Obligations, and (d) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the Guarantor as an obligor in respect of the Guaranteed Obligations.
     5. Waivers. The Guarantor waives, for the benefit of the Guaranteed Parties: (a) any right to require the Guaranteed Parties, as a condition of payment or performance by the Guarantor, to (i) proceed against the Issuer, any other guarantor of the Guaranteed Obligations or any other Person, (ii) proceed against held from the Issuer, any other guarantor of the Guaranteed Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of the Guaranteed Parties in favor of the Issuer or any other Person, or (iv) pursue any other remedy in the power of the Guaranteed Parties; (b) (i) any rights to set-offs, recoupments and counterclaims, and (ii) promptness or diligence; (c) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default or early termination under this Guaranty, the Indenture or the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Issuer and notices of any of the matters referred to in Sections 3 and 4 and any right to consent to any thereof; and (d) any benefit of order or right set forth in articles 366, 827, 834 to 839 of the Brazilian Civil Code, and articles 77 and 595 of the Brazilian Civil Procedure Code.
     6. The Guarantor’ Rights of Subrogation, Contribution, etc.; Subordination of Other Obligations. The Guarantor waives any claim, right or remedy, direct or indirect, that the Guarantor now has or may hereafter have against the Issuer or any of its assets in connection with this Guaranty or the performance by the Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that the Guarantor now has or may hereafter have against the Issuer, and (b) any right to enforce, or to participate in, any claim, right or remedy that the Guaranteed Parties now have or may hereafter have against the Issuer. The Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification the Guarantor may have against the Issuer, and any rights of contribution that the Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights that the Guaranteed Parties may have against the Issuer, , and to any right that the Guaranteed Parties may have against such other guarantor.
     Except for labor, social security or tax related debts, any indebtedness of the Issuer now or hereafter held by the Guarantor is subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness of the Issuer to the Guarantor collected or received by the Guarantor after an Event of Default has occurred and is continuing, and any amount paid to the Guarantor on account of any subrogation, reimbursement, indemnification or contribution rights referred to in the preceding paragraph when all Guaranteed Obligations have not been paid in full, shall be held in trust for the Guaranteed Parties on behalf of the Guaranteed Parties and shall forthwith be paid over to the Trustee for the benefit of the holders of the Notes to be credited and applied against the Guaranteed Obligations.
     7. Expenses. The Guarantor agrees to pay, or cause to be paid, on demand, and to save the Guaranteed Parties harmless against liability for (i) any and all reasonable costs and expenses (including registration fees, fees, costs of settlement, and disbursements of counsel and allocated costs of internal counsel) incurred or expended by the Guaranteed Parties in connection with the enforcement of or preservation of any rights under this Guaranty and (ii) any and all reasonable costs and expenses (including those arising from rights of indemnification) required to be paid by the Guarantor under the provisions of the Indenture or the Notes.

     8. Financial Condition of the Issuer. The Guaranteed Parties shall have no obligation, and the Guarantor waives any duty on the part of the Guaranteed Parties, to disclose or discuss with the Guarantor its assessment, or the Guarantor’s assessment, of the financial condition of the Issuer or any matter or fact relating to the business, operations or condition of the Issuer. The Guarantor has adequate means to obtain information from the Issuer on a continuing basis concerning the financial condition of the Issuer and its ability to perform its obligations under the Indenture and the Notes, and the Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Issuer and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations.
     9. Representations and Warranties. The Guarantor makes, for the benefit of the Guaranteed Parties, the following representations and warranties:
     (i) the Guarantor is a corporation (sociedade por ações) duly organized and validly existing under the laws of Brazil, and that has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted;
     (ii) the Guarantor has all requisite power and authority, corporate and otherwise, to execute, deliver and perform this Guaranty in favor of the Guaranteed Parties;
     (iii) the execution, delivery, and performance of this Guaranty have been duly authorized by all necessary corporate actions on the part of the Guarantor, and do not and will not (a) violate any provision of its By-laws, or (b) conflict with, result in a breach of, or constitute (or, with the giving of notice or lapse of time or both, would constitute) a default under, or, except for consents and approvals that have been obtained and are in full force and effect, require the approval or consent of any person pursuant to any material contractual obligation of the Guarantor, or (c) violate any applicable law binding on the Guarantor;
     (iv) the execution, delivery and performance by the Guarantor of this Guaranty does not require any Governmental authorization;
     (v) this Guaranty constitutes a legal, valid, and binding obligation, enforceable in accordance with its terms against the Guarantor, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally; and
     (vi) the Guarantor has full knowledge of all terms and conditions of the Indenture and the Notes, including but not limited to the basic terms of the Guaranteed Obligations.
     10. [RESERVED].

     11. Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor therefrom, shall in any event be effective without the written concurrence of the Trustee and, in the case of any such amendment or modification, the Guarantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.
     12. Miscellaneous. It is not necessary for the Guaranteed Parties to inquire into the capacity or powers of the Guarantor or the Issuer or the officers, directors or any agents acting or purporting to act on behalf of any of them.
     The rights, powers and remedies given to the Guaranteed Parties by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to the Guaranteed Parties by virtue of any statute or rule of law or in the Indenture or the Notes or in any agreement between the Guarantor and the Guaranteed Parties or between the Issuer and the Guaranteed Parties. Any forbearance or failure to exercise, and any delay by the Guaranteed Parties in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.
     In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
     THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE GUARANTOR AND THE GUARANTEED PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH BRAZILIAN LAW.
     This Guaranty shall inure to the benefit of the Guaranteed Parties and their respective successors and assigns.
     ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE BROUGHT IN COURT OF COMPETENT JURISDICTION IN THE CITY OF SÃO PAULO, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY.

The Guarantor has caused this Guaranty to be duly executed in four (4) identical counterparts, in the presence of the two (2) undersigned witnesses.
São Paulo, October 18, 2007.

/s/ David Kasul	/s/ Giovanni Sesso

Borlem Alumínio S.A.
Name:David Kasul	Name: Giovanni Sesso
Title: President	Title: Vice President

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